Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

Investor Relations

314/994-2897

FOR IMMEDIATE RELEASE

Arch Coal, Inc. Reports First Quarter 2020 Results

•	Reports metallurgical segment costs at the low end of its guidance range
•	Continues strong progress in the ongoing development of Leer South
•	Takes actions to fortify its already strong balance sheet and liquidity
•	Remains focused on safeguarding employees’ health and safety and serving communities as an essential service provider

ST. LOUIS, April 23, 2020 – Arch Coal, Inc. (NYSE: ARCH) today reported a net loss of $25.3 million, or $1.67 per diluted share, in the first quarter of 2020, compared with net income of $72.7 million, or $3.91 per diluted share, in the prior-year period. Arch had adjusted earnings before interest, taxes, depreciation, depletion, amortization, accretion on asset retirement obligations, amortization of sales contracts, and non-operating expenses (“adjusted EBITDA”) 1 of $12.9 million in the first quarter of 2020, which includes a $0.7 million non-cash mark-to-market loss associated with the company’s coal-hedging activities and excludes a $9.0 million gain associated with initial insurance proceeds from a previously disclosed equipment loss. This compares to $107.3 million of adjusted EBITDA recorded in the first quarter of 2019, which included a $13.0 million non-cash mark-to-market gain associated with the company’s coal-hedging activities. Revenues totaled $405.2 million for the three months ended March 31, 2020, versus $555.2 million in the prior-year quarter.

“Our top priority – now and always – is the health and well-being of our employees,” said Paul A. Lang, Arch’s incoming chief executive officer. “During the current health crisis, we are using the Center for Disease Control and Prevention guidance to protect our people while doing our part to limit the spread of the virus. At the same time, we recognize and embrace our role as an essential service provider, and we are tremendously proud of the Arch team’s efforts to keep the country safe and functioning.”

1 Adjusted EBITDA is defined and reconciled in the “Reconciliation of Non-GAAP measures” in this release.

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“In the first quarter of 2020, Arch achieved another strong cost performance in its metallurgical segment, made significant progress in the build-out of the Leer South mine, and took steps to fortify our liquidity in the face of a rapidly weakening global economy,” Lang continued. “While our thermal segments struggled due to low natural gas prices and historically weak power markets, we are moving quickly to align our cost structure with the softening demand outlook. In short, we are successfully managing through the current crisis while protecting our strong financial footing and pressing forward with our world-class growth project at Leer South.”

Financial and liquidity update

During the first quarter, Arch bolstered its already solid liquidity position with the completion of a four-year, $54 million equipment financing facility.

“With the addition of this facility, we were able to fortify our already strong cash position in a proactive and opportunistic way – and at an attractive average interest rate of 6.3 percent,” said Matthew C. Giljum, Arch’s incoming chief financial officer. “We view this transaction as prudent and well-timed given the significant uncertainties in today’s macroeconomic environment. Moreover, the facility carries an amortization schedule that fits well with the planned start-up of Leer South, which is expected to boost our cash-generating capabilities significantly.”

The company ended the first quarter with $323 million of liquidity, including $234 million of cash. Looking ahead, Arch expects to augment 2020 cash flows with approximately $100 million related to receipts from the previously disclosed federal land settlement and additional insurance proceeds from an equipment loss, along with accelerated alternative minimum tax recoveries and the deferral of certain payroll taxes associated with the federal CARES Act initiatives.

In light of the ongoing uncertainty around the coronavirus pandemic, Arch’s board has elected to suspend the quarterly dividend in order to preserve Arch’s financial flexibility. “While the board views this step as judicious in the current macroeconomic environment, we currently expect the suspension of the dividend to be temporary,” Giljum said. “The board continues to view a sustainable, recurring dividend as an important component of Arch’s long-term value proposition.”

Cost reduction efforts

During the quarter, Arch conducted a voluntary separation program in an effort to better align its corporate support structure with its current operating profile and long-term strategic direction. Initiated in late February, the program will result in a 30-percent reduction in corporate staffing levels, and should translate into annual cost savings of approximately $6 million in 2020 and between $12 million and $15 million in 2021. The company took a one-time, $5.8 million charge in the first quarter related to the program.

“While it is always difficult to say goodbye to friends and colleagues, we were pleased that we could make the necessary adjustments in our corporate staffing levels in a manner that served both the company’s needs and the personal interests of our employees,” Lang said.

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Operating results

“Our metallurgical segment continued to operate at a high level during the first quarter, even as we took numerous steps to protect the health of our employees in the face of the current global health crisis,” said John T. Drexler, Arch’s incoming chief operating officer. “Led by another strong contribution from the Leer mine, we again demonstrated the value of our first-quartile cost structure – delivering solid margins in a weakening market environment.”

		Metallurgical
	1Q20	4Q19	1Q19
Tons sold (in millions)	1.8	2.0	1.8
Coking	1.5	1.8	1.5
Thermal	0.2	0.2	0.3
Coal sales per ton sold	$82.35	$90.51	$118.22
Coking	$92.53	$97.39	$133.22
Thermal	$18.93	$33.25	$34.66
Cash cost per ton sold	$58.42	$70.02	$67.27
Cash margin per ton	$23.93	$20.49	$50.95
Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."
Mining complexes included in this segment are Beckley, Leer, Mountain Laurel and Sentinel.

Arch’s metallurgical segment shipped 1.5 million tons of coking coal and achieved per-ton costs of $58.42 – near the bottom end of the company’s cost guidance. That strong cost performance drove a 17-percent increase in cash margin per ton when compared to the previous quarter, despite appreciably lower sales realizations stemming from a weakening market environment.

While the ongoing health crisis makes forecasting exceptionally difficult, Arch has had ongoing constructive conversations with its customers and currently expects metallurgical shipments in the second quarter of 2020 to approximate those achieved in the first quarter.

		Powder River Basin
	1Q20	4Q19	1Q19
Tons sold (in millions)	14.2	18.1	17.1
Coal sales per ton sold	$12.32	$12.07	$12.18
Cash cost per ton sold	$12.45	$10.70	$10.98
Cash margin per ton	($0.13)	$1.37	$1.20
Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."
Mining complexes included in this segment are Black Thunder and Coal Creek.

Powder River Basin shipments declined significantly in the first quarter due to low natural gas prices and weak economic conditions, resulting in a negative cash margin of $0.13 per ton for the segment. While the company expects low volumes and elevated cash costs per ton sold to continue in the second quarter, the Powder River Basin segment is working diligently to adjust its costs to match the reduced demand outlook and currently expects a better performance in the year’s second half. Given the current macro environment, the company is not providing specific volume guidance beyond its already committed book of 58.4 million tons for 2020, but assumes there will be limited incremental sales opportunities for the balance of the year.

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		Other Thermal
	1Q20	4Q19	1Q19
Tons sold (in millions)	0.7	2.1	1.7
Coal sales per ton sold	$34.32	$35.41	$38.58
Cash cost per ton sold	$36.61	$31.81	$35.28
Cash margin per ton	($2.29)	$3.60	$3.30
Coal sales per ton sold and cash cost per ton sold are defined and reconciled under "Reconciliation of non-GAAP measures."
Mining complexes included in this segment are Coal-Mac, Viper and West Elk. Coal-Mac is included through
December 13, 2019, the date of divestiture.

The reduced volume level for the Other Thermal segment was attributable in part to the December 2019 sale of the Coal-Mac mine. Rapidly weakening thermal coal demand and a major plant outage for a baseload customer of the Viper mine led to a negative cash margin of $2.29 per ton in the Other Thermal segment. The company expects the weak performance from the Other Thermal segment to continue in the second quarter of 2020, but expects improvement in the year’s second half as the company continues to align its cost structure with projected lower volume levels.

Continuing progress at Leer South

During the first quarter, Arch invested $62.1 million in the continued build-out of Leer South, bringing the capital expended on the project to $165.0 million since its launch in February 2019. Arch reaffirmed that it expects to invest a total of $360 million to $390 million in the project, including $220 million during full year 2020.

“We are making strong and consistent progress and maintaining tight capital discipline in the development of Leer South, which we view as the industry’s premier growth project,” Drexler said. “We are achieving excellent rates of advance in the development of the first longwall panel, which is more than two miles long, and we remain on track for the commencement of longwall production in the third quarter of 2021.”

With the addition of Leer South, Arch expects to increase its annual High-Vol A output to around 8 million tons; enhance its already advantageous position on the U.S. cost curve; strengthen its coking coal profit margins across a wide range of market conditions; and cement its position as the leading supplier of High-Vol A coal globally.

Market conditions

After holding up reasonably well for much of the first quarter, steel markets have weakened considerably in recent weeks. Major steel producers in most regions have announced plans to curtail output and idle capacity, and those developments are exerting downward pressure on global metallurgical markets. At present, the assessed price of High-Vol A coal on the U.S. East Coast is $123 per metric ton, versus an average of $174 per metric ton during full year 2019.

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While Arch has commitments in place for most of its projected second quarter output, it is working closely with customers to maintain planned shipping schedules.

“While we have a realistic view of the potential future impact of the global economic slowdown, we are continuing to execute – with solid metallurgical commitments in place for the second quarter, strong ongoing cost control at the operations, and the ability to step into the breach to meet customer needs should other suppliers confront obstacles,” Drexler said.

U.S. thermal markets, which started the year in a weakened state, have come under even more intense pressure of late in the face of the economic disruption and historically low natural gas pricing. Having entered the year with a solid book of business, Arch is working to adjust its thermal output – as well as its thermal cost structure – to match this reduced demand profile.

Outlook

“Arch is navigating through the current environment in a precise and careful way – working diligently to protect our people, doing our part to limit the spread of the virus, and executing in every phase of the business over which we have control,” Lang said. “With our low-cost assets, fortified balance sheet, solid book of business and skilled workforce, we believe we are well-equipped for even a protracted period of market weakness. At the same time, we plan to be ready to respond to improving market conditions as the global economy stabilizes and rebounds.”

Given the current market uncertainty, Arch is suspending volume and cost guidance but providing current sales commitments and general corporate projections. Included in these projections, Arch is now forecasting a reduction in 2020 capital spending of $20 million, the majority of which is related to its thermal operations.

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2020

	Tons			$ per ton
Metallurgical (in millions of tons)
Committed, Priced Coking North American			1.8	$107.05
Committed, Unpriced Coking North American			-
Committed, Priced Coking Seaborne			1.6	$87.73
Committed, Unpriced Coking Seaborne			2.5
Total Committed Coking			5.9

Committed, Priced Thermal Byproduct			0.5	$18.17
Committed, Unpriced Thermal Byproduct			0.4
Total Committed Thermal Byproduct			0.9

Powder River Basin (in millions of tons)
Committed, Priced			57.2	$12.39
Committed, Unpriced			1.2
Total Committed			58.4

Other Thermal (in millions of tons)
Committed, Priced			3.5	$32.32
Committed, Unpriced			0.3
Total Committed			3.8

Corporate (in $ millions)
D,D&A	$120.0	-	$125.0
ARO Accretion	$18.0	-	$20.0
S,G&A - cash	$66.0	-	$70.0
S,G&A - non-cash	$17.0	-	$19.0
Net Interest Expense	$10.0	-	$12.0
Capital Expenditures	$280.0	-	$300.0
Tax Provision (%)	Approximately 0%

A conference call regarding Arch’s first quarter financial results will be webcast live today at 10 a.m. Eastern time. The conference call can be accessed via the “investor” section of the Arch Coal website (http://investor.archcoal.com).

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries. Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the Powder River Basin and other strategic supply regions. For more information, visit www.archcoal.com.

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Forward-Looking Statements: This press release contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “should,” “appears,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from the COVID-19 pandemic, including its adverse effects on businesses, economies, and financial markets worldwide; changes in the demand for our coal by the domestic electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from competition within our industry and with producers of competing energy sources; from our ability to successfully acquire or develop coal reserves; from operational, geological, permit, labor and weather-related factors; from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan; from our ability to successfully integrate the operations that we acquire; from our ability to complete the joint venture transaction with Peabody Energy in a timely manner, including obtaining regulatory approvals and satisfying other closing conditions; from our ability to achieve expected synergies from the joint venture; from our ability to successfully integrate the operations of certain mines in the joint venture; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

# # #

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Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Revenues	$405,232	$555,183

Costs, expenses and other operating
Cost of sales (exclusive of items shown separately below)	374,999	438,471
Depreciation, depletion and amortization	31,308	25,273
Accretion on asset retirement obligations	5,006	5,137
Amortization of sales contracts, net	-	65
Change in fair value of coal derivatives and coal trading activities, net	743	(12,981)
Selling, general and administrative expenses	22,745	24,089
Costs related to proposed joint venture with Peabody Energy	3,664	-
Severance costs related to voluntary separation plan	5,828	-
Gain on property insurance recovery related to Mountain Laurel longwall	(9,000)	-
Other operating income, net	(6,170)	(1,650)
	429,123	478,404

Income (loss) from operations	(23,891)	76,779

Interest expense, net
Interest expense	(3,388)	(4,432)
Interest and investment income	1,259	2,143
	(2,129)	(2,289)

Income (loss) before nonoperating expenses	(26,020)	74,490

Nonoperating (expenses) income
Non-service related pension and postretirement benefit costs	(1,096)	(1,766)
Reorganization items, net	26	87
	(1,070)	(1,679)

Income (loss) before income taxes	(27,090)	72,811
Provision for (benefit from) income taxes	(1,791)	70

Net income (loss)	$(25,299)	$72,741

Net income (loss) per common share
Basic EPS	$(1.67)	$4.16
Diluted EPS	$(1.67)	$3.91

Weighted average shares outstanding
Basic weighted average shares outstanding	15,139	17,494
Diluted weighted average shares outstanding	15,139	18,599

Dividends declared per common share	$0.50	$0.45

Adjusted EBITDA (A)	$12,915	$107,254

(A) Adjusted EBITDA is defined and reconciled under "Reconciliation of Non-GAAP Measures" later in this release.

Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$105,157	$153,020
Short-term investments	129,057	135,667
Trade accounts receivable	149,225	168,125
Other receivables	19,016	21,143
Inventories	149,986	130,898
Other current assets	87,096	97,894
Total current assets	639,537	706,747

Property, plant and equipment, net	1,035,776	984,509

Other assets
Equity investments	106,535	105,588
Other noncurrent assets	75,658	70,912
Total other assets	182,193	176,500
Total assets	$1,857,506	$1,867,756

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$108,972	$133,060
Accrued expenses and other current liabilities	143,054	157,167
Current maturities of debt	28,456	20,753
Total current liabilities	280,482	310,980
Long-term debt	330,036	290,066
Asset retirement obligations	239,969	242,432
Accrued pension benefits	18,897	5,476
Accrued postretirement benefits other than pension	80,069	80,567
Accrued workers’ compensation	218,626	215,599
Other noncurrent liabilities	95,663	82,100
Total liabilities	1,263,742	1,227,220

Stockholders' equity
Common Stock	252	252
Paid-in capital	734,315	730,551
Retained earnings	698,292	731,425
Treasury stock, at cost	(827,381)	(827,381)
Accumulated other comprehensive income (loss)	(11,714)	5,689
Total stockholders’ equity	593,764	640,536
Total liabilities and stockholders’ equity	$1,857,506	$1,867,756

Arch Coal, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Operating activities
Net income (loss)	$(25,299)	$72,741
Adjustments to reconcile to cash from operating activities:
Depreciation, depletion and amortization	31,308	25,273
Accretion on asset retirement obligations	5,006	5,137
Employee stock-based compensation expense	3,962	5,651
Gain on disposals and divestitures	(214)	(475)
Amortization relating to financing activities	971	907
Gain on property insurance recovery related to Mountain Laurel longwall	(9,000)	-
Changes in:
Receivables	23,728	7,410
Inventories	(19,088)	(20,137)
Accounts payable, accrued expenses and other current liabilities	(39,201)	(17,861)
Income taxes, net	(1,073)	76
Other	16,865	6,262
Cash provided by (used in) operating activities	(12,035)	84,984

Investing activities
Capital expenditures	(87,690)	(39,147)
Minimum royalty payments	(62)	(63)
Proceeds from disposals and divestitures	233	608
Purchases of short term investments	(17,196)	(27,902)
Proceeds from sales of short term investments	23,221	26,500
Investments in and advances to affiliates, net	(739)	(2,196)
Gain on property insurance recovery related to Mountain Laurel longwall	7,353	-
Cash used in investing activities	(74,880)	(42,200)

Financing activities
Payments on term loan due 2024	(750)	(750)
Proceeds from equipment financing	53,611	-
Net payments on other debt	(5,544)	(4,633)
Debt financing costs	(422)	-
Dividends paid	(7,645)	(7,839)
Purchases of treasury stock	-	(75,749)
Payments for taxes related to net share settlement of equity awards	(198)	-
Cash provided by (used in) financing activities	39,052	(88,971)

Decrease in cash and cash equivalents	(47,863)	(46,187)
Cash and cash equivalents, beginning of period	153,020	264,937

Cash and cash equivalents, end of period	$105,157	$218,750

Cash and cash equivalents, including restricted cash, end of period
Cash and cash equivalents	$105,157	$218,750
Restricted cash	-	-

	$105,157	$218,750

Arch Coal, Inc. and Subsidiaries

Schedule of Consolidated Debt

(In thousands)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Term loan due 2024 ($291.0 million face value)	$290,126	$290,825
Other	73,104	25,007
Debt issuance costs	(4,738)	(5,013)
	358,492	310,819
Less: current maturities of debt	28,456	20,753
Long-term debt	$330,036	$290,066

Calculation of net debt
Total debt (excluding debt issuance costs)	$363,230	$315,832
Less liquid assets:
Cash and cash equivalents	105,157	153,020
Short term investments	129,057	135,667
	234,214	288,687
Net debt	$129,016	$27,145

Arch Coal, Inc. and Subsidiaries

Operational Performance

(In millions, except per ton data)

	Three Months Ended March 31, 2020		Three Months Ended December 31, 2019		Three Months Ended March 31, 2019
	(Unaudited)		(Unaudited)		(Unaudited)
Powder River Basin
Tons Sold	14.2		18.1		17.1

Segment Sales	$174.5	$12.32	$218.3	$12.07	$208.7	$12.18
Segment Cash Cost of Sales	176.4	12.45	193.6	10.70	188.3	10.98
Segment Cash Margin	(1.8)	(0.13)	24.7	1.37	20.4	1.20

Metallurgical
Tons Sold	1.8		2.0		1.8

Segment Sales	$146.5	$82.35	$181.0	$90.51	$212.0	$118.22
Segment Cash Cost of Sales	103.9	58.42	140.0	70.02	120.6	67.27
Segment Cash Margin	42.6	23.93	41.0	20.49	91.4	50.95

Other Thermal
Tons Sold	0.7		2.1		1.7

Segment Sales	$25.5	$34.32	$75.4	$35.41	$65.1	$38.58
Segment Cash Cost of Sales	27.2	36.61	67.7	31.81	59.5	35.28
Segment Cash Margin	(1.7)	(2.29)	7.7	3.60	5.6	3.30

Total Segment Cash Margin	$39.0		$73.4		$117.4

Selling, general and administrative expenses	(22.7)		(21.9)		(24.1)
Other	(3.4)		(7.8)		14.0

Adjusted EBITDA	$12.9		$43.7		$107.3

Arch Coal, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Included in the accompanying release, we have disclosed certain non-GAAP measures as defined by Regulation G.

The following reconciles these items to the most directly comparable GAAP measure.

Non-GAAP Segment coal sales per ton sold

Non-GAAP Segment coal sales per ton sold is calculated as segment coal sales revenues divided by segment tons sold. Segment coal sales revenues are adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated income statements, but relate to price protection on the sale of coal. Segment coal sales per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment coal sales per ton sold provides useful information to investors as it better reflects our revenue for the quality of coal sold and our operating results by including all income from coal sales. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment coal sales revenues should not be considered in isolation, nor as an alternative to coal sales revenues under generally accepted accounting principles.

Quarter ended March 31, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the consolidated income statements	$178,460	$182,654	$31,736	$12,382	$405,232
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(261)	(1,328)	-	(1,589)
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	12,349	12,349
Transportation costs	3,918	36,388	7,555	33	47,894
Non-GAAP Segment coal sales revenues	$174,542	$146,527	$25,509	$-	$346,578
Tons sold	14,172	1,779	743
Coal sales per ton sold	$12.32	$82.35	$34.32

Quarter ended December 31, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the consolidated income statements	$222,904	$221,551	$98,967	$6,058	$549,480
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	(616)	(3,258)	-	(3,874)
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	6,026	6,026
Transportation costs	4,567	41,165	26,849	32	72,613
Non-GAAP Segment coal sales revenues	$218,337	$181,002	$75,376	$-	$474,715
Tons sold	18,086	2,000	2,129
Coal sales per ton sold	$12.07	$90.51	$35.41

Quarter ended March 31, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Revenues in the consolidated income statements	$212,729	$253,262	$85,978	$3,214	$555,183
Less: Adjustments to reconcile to Non-GAAP Segment coal sales revenue
Coal risk management derivative settlements classified in "other income"	-	-	2,044	-	2,044
Coal sales revenues from idled or otherwise disposed operations not included in segments	-	-	-	3,214	3,214
Transportation costs	4,006	41,298	18,882	-	64,186
Non-GAAP Segment coal sales revenues	$208,723	$211,964	$65,052	$-	$485,739
Tons sold	17,141	1,793	1,686
Coal sales per ton sold	$12.18	$118.22	$38.58

Arch Coal, Inc. and Subsidiaries

Reconciliation of NON-GAAP Measures

(In thousands, except per ton data)

Non-GAAP Segment cash cost per ton sold

Non-GAAP Segment cash cost per ton sold is calculated as segment cash cost of coal sales divided by segment tons sold. Segment cash cost of coal sales is adjusted for transportation costs, and may be adjusted for other items that, due to generally accepted accounting principles, are classified in “other income” on the consolidated income statements, but relate directly to the costs incurred to produce coal. Segment cash cost per ton sold is not a measure of financial performance in accordance with generally accepted accounting principles. We believe segment cash cost per ton sold better reflects our controllable costs and our operating results by including all costs incurred to produce coal. The adjustments made to arrive at these measures are significant in understanding and assessing our financial condition. Therefore, segment cash cost of coal sales should not be considered in isolation, nor as an alternative to cost of sales under generally accepted accounting principles.

Quarter ended March 31, 2020	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the consolidated income statements	$179,617	$140,331	$34,770	$20,281	$374,999
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(686)	-	-	-	(686)
Transportation costs	3,918	36,388	7,555	33	47,894
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	17,885	17,885
Other (operating overhead, certain actuarial, etc.)	-	-	-	2,363	2,363
Non-GAAP Segment cash cost of coal sales	$176,385	$103,943	$27,215	$-	$307,543
Tons sold	14,172	1,779	743
Cash cost per ton sold	$12.45	$58.42	$36.61

Quarter ended December 31, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the consolidated income statements	$197,434	$181,192	$94,565	$19,263	$492,454
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(728)	-	-	-	(728)
Transportation costs	4,567	41,165	26,849	32	72,613
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	16,023	16,023
Other (operating overhead, certain actuarial, etc.)	-	-	-	3,208	3,208
Non-GAAP Segment cash cost of coal sales	$193,595	$140,027	$67,716	$-	$401,338
Tons sold	18,086	2,000	2,129
Cash cost per ton sold	$10.70	$70.02	$31.81

Quarter ended March 31, 2019	Powder River Basin	Metallurgical	Other Thermal	Idle and Other	Consolidated
(In thousands)
GAAP Cost of sales in the consolidated income statements	$191,648	$161,911	$78,366	$6,546	$438,471
Less: Adjustments to reconcile to Non-GAAP Segment cash cost of coal sales
Diesel fuel risk management derivative settlements classified in "other income"	(638)	-	-	-	(638)
Transportation costs	4,006	41,298	18,882	-	64,186
Cost of coal sales from idled or otherwise disposed operations not included in segments	-	-	-	4,239	4,239
Other (operating overhead, certain actuarial, etc.)	-	-	-	2,307	2,307
Non-GAAP Segment cash cost of coal sales	$188,280	$120,613	$59,484	$-	$368,377
Tons sold	17,141	1,793	1,686
Cash cost per ton sold	$10.98	$67.27	$35.28

Arch Coal, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(In thousands)

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and nonoperating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating performance.

Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles.  The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments.  Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA.

	Three Months Ended March 31,
	2020	2019
	(Unaudited)
Net income (loss)	$(25,299)	$72,741
Provision for (benefit from) income taxes	(1,791)	70
Interest expense, net	2,129	2,289
Depreciation, depletion and amortization	31,308	25,273
Accretion on asset retirement obligations	5,006	5,137
Amortization of sales contracts, net	-	65
Costs related to proposed joint venture with Peabody Energy	3,664	-
Severance costs related to voluntary separation plan	5,828	-
Gain on property insurance recovery related to Mountain Laurel longwall	(9,000)	-
Non-service related pension and postretirement benefit costs	1,096	1,766
Reorganization items, net	(26)	(87)

Adjusted EBITDA	$12,915	$107,254
EBITDA from idled or otherwise disposed operations	5,099	(906)
Selling, general and administrative expenses	22,745	24,089
Other	59	(12,201)

Segment Adjusted EBITDA from coal operations	$40,818	$118,236

Segment Adjusted EBITDA
Powder River Basin	$(582)	$20,583
Metallurgical	42,720	91,534
Other Thermal	(1,320)	6,119

Total Segment Adjusted EBITDA	$40,818	$118,236